UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 6, 2022, T. Rowe Price Group, Inc. (the "Company") announced that Ms. Kimberly Johnson, age 49, will join the Company as a Vice President and Chief Operating Officer (“COO”) on April 29, 2022.
A copy of the press release issued on April 6, 2022 announcing Ms. Johnson's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Ms. Johnson was Fannie Mae's Executive Vice President and Chief Operating Officer from 2018 to 2022, and its Chief Risk Officer, from 2015 to 2018. Ms. Johnson previously held several other key leadership positions at Fannie Mae, including Deputy Chief Risk Officer, Senior Vice President of Multifamily Capital Markets and Credit Pricing, and Head of Multifamily Trading.

Ms. Johnson holds a bachelor of arts in economics from Princeton University and a master of business administration in finance from Columbia Business School. She is a member of the Eli Lilly board of directors and a member of the board of trustees for Princeton University.

As Vice President and COO, Ms. Johnson will receive a base salary of $350,000, a cash signing bonus of $1,250,000, which is subject to repayment if Ms. Johnson voluntarily terminates her employment or is terminated for cause prior to December 31, 2023, and she will receive a grant of $1,250,000 of restricted stock units pursuant to our 2020 Long-Term Incentive Plan, which will vest 20% per year on each anniversary of her grant date. In addition, in connection with our year end compensation programs for 2022, Ms. Johnson will be eligible to receive a cash bonus of $2,567,000 and an equity award pursuant to our 2020 Long-Term Incentive Plan, on the same terms as other executive officers and subject to the discretion of the Company. Ms. Johnson will also receive compensation pursuant to certain plans provided by the Company, including health and benefit plans and retirement plans typically available to other executive officers and will be provided with certain benefits that are typically provided to newly hired executives, including reasonable relocation expenses.

Effective April 29, 2022, Robert C.T. Higginbotham, the Company's Vice President and Head of Global Distribution, will cease to serve as the interim COO of the Company.

Section 9 - Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    99.1 Press Release Dated April 6, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, General Counsel and Secretary
Date: April 7, 2022